EXHIBIT 23(ii)



                        CONSENT OF INDEPENDENT AUDITORS





The Board of Directors
United Dominion Realty Trust, Inc.:


    We consent to the incorporation by reference of our reports (a) dated May 12, 1994, with respect to the statement of rental operations of The Shire Apartments for the year ended December 31, 1993, filed with the Securities and Exchange Commission on Form 8-K/A dated June 7, 1994, (b) dated May 13, 1994, with respect to the statement of rental operations of Lakewood Place Apartments for the year ended December 31, 1993, filed with the Securities and Exchange Commission on Form 8-K/A dated June 7, 1994, (c) dated May 24, 1994, with respect to the statement of rental operations of River Place Apartments for the year ended December 31, 1993, filed with the Securities and Exchange Commission on Form 8-K/A dated June 7, 1994, (d) dated May 24, 1994, with respect to the statement of rental operations of Lakeside North Apartments for the year ended December 31, 1993, filed with the Securities and Exchange Commission on Form 8-K/A dated June 7, 1994, (e) dated June 24, 1994, with respect to the statement of rental operations of Walnut Creek Apartments for the year ended December 31, 1993, filed with the Securities and Exchange Commission on Form 8-K/A dated July 28, 1994, (f) dated September 20, 1994, with respect to the statement of rental operations of Regatta Shores Apartments for the year ended December 31, 1993, filed with the Securities and Exchange Commission on Form 8-K/A dated November 11, 1994, (g) dated September 27, 1994, with respect to the statement of rental operations of Clear Run Apartments for the year ended December 31, 1993, filed with the Securities and Exchange Commission on Form 8-K/A dated November 11, 1994, (h) dated September 27, 1994, with respect to the statement of rental operations of Griffin Crossings Apartments for the year ended December 31, 1993, filed with the Securities and Exchange Commission on Form 8-K/A dated November 11, 1994, (i) dated September 29,1994, with respect to the statement of rental operations of Hampton Greene Apartments for the year ended December 31, 1993, filed with the Securities and Exchange Commission on Form 8-K/A dated November 11, 1994, (j) dated November 2, 1994, with respect to the statement of rental operations of Santa Barbara Apartments for the year ended December 31, 1993, filed with the Securities and Exchange Commission on Form 8-K/A dated November 11, 1994, (k) dated November 10, 1994, with respect to the statement of rental operations of Copperfield Apartments for the year ended December 31, 1993, filed with the Securities and Exchange Commission on Form 8-K/A dated December 29, 1994, (l) dated December 2, 1994, with respect to the statement of rental operations of Mediterranean Village Apartments for the year ended December 31, 1993, filed with the Securities and Exchange Commission on Form 8-K/A dated December 29, 1994, (m) dated December 9, 1994, with respect to the statement of rental operations of Covington0 Crossing Apartments for the year ended December 31, 1993, filed with the Securities and Exchange Commission on Form 8-K/A dated December 29, 1994, (n) dated December 9, 1994, with respect to the statement of rental operations of Hunters Trace Apartments for the year ended December 31, 1993, filed with the Securities and Exchange Commission on Form 8-K/A dated December 29, 1994, (o) dated December 9, 1994, with respect to the statement of rental operations of Briar Club Apartments for the year ended December 31, 1993, filed with the Securities and Exchange Commission on Form 8-K/A dated December 29, 1994, in the Form S-8 registration statement and related prospectus of United Dominion Realty Trust, Inc., for the registration of 100,000 shares of its common stock which may be sold pursuant to its Employees' Stock Purchase Plan.




/s/ L. P. Martin & Company, P.C.

L. P. Martin & Company, P.C.
Certified Public Accountants
March 20, 1995